Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 2006 related to the consolidated financial statements of Physicians Formula Holdings, Inc. (the “Company”) included in the Company’s Prospectus pursuant to Rule 424(b) which relates to Registration Statement No. 333-136913 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 13, 2007